Exhibit 99.1

GAMES, INC. REACHES SETTLEMENT WITH ATARI

Cincinnati, Ohio, April 12, 2006, Games, Inc. (GMSI.PK) and related parties announce that they have reached a mutual and global settlement of all outstanding litigation with Atari, Inc., (NASDAQ:ATAR) and HASBRO, (NYSE:HAS).

Cincinnati, Ohio based, Games, Inc. operates in the area of interactive entertainment primarily focused Internet Games.  The Company’s principal business owns and operates a portfolio of online portals focused on the delivery of interactive entertainment and content to consumers. The Company features a community-focused online game site as well as proprietary games for purchase-and-download, conventional online play, peer-to-peer and tournament game play. For more information, please visit the Company's corporate website, www.gamesinc.net, or their portfolio sites, http:///www.skillmoney.com, or www.rollofquarters.com or contact Sue Craner at investorrelations@gamesinc.net.

CONTACT:

Sue Craner

Games, Inc.

425 Walnut Street

Cincinnati, OH

(513) 721-3900

The Private Securities Litigation Reform Act of 1995 provides a “safe harbor” for forward-looking statements. Certain information included in this press release (as well as information included in oral statements or other written statements made or to be made by Games) contains statements that are forward-looking, such as statements relating to the future anticipated direction of the industry, plans for future expansion, various business development activities, planned capital expenditures, future funding sources, anticipated sales and potential contracts. Such forward-looking information involves important risks and uncertainties that could significantly affect anticipated results in the future and, accordingly, such results may differ from those expressed in any forward-looking statements made by or on behalf of Games. These risks and uncertainties include, but are not limited to, those relating to development and expansion activities, dependence on existing management, financing activities, domestic and global economic conditions, changes in federal or state tax laws and market competition factors. We undertake no obligation to update information in this release.